AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 8, 1999

                                                      REGISTRATION NO. 333-88357
===============================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------
                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933


                          AK STEEL HOLDING CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                    DELAWARE                                        3312                                 31-1401455
(State or Other Jurisdiction of Incorporation or        (Primary Standard Industrial       (I.R.S. Employer Identification Number)
                  Organization)                            Classification Number)


                                 ---------------

                                703 CURTIS STREET
                             MIDDLETOWN, OHIO 45043
                                 (513) 425-5000
               (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)

                               JAMES L. WAINSCOTT
              VICE PRESIDENT, TREASURER AND CHIEF FINANCIAL OFFICER
                          AK STEEL HOLDING CORPORATION
                                703 CURTIS STREET
                             MIDDLETOWN, OHIO 45043
                                 (513) 425-5000
                       (Name, Address, Including Zip Code,
        and Telephone Number, Including Area Code, of Agent For Service)
                                 With a copy to:

                             STEPHEN H. COOPER, ESQ.
                           WEIL, GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                            NEW YORK, NEW YORK 10153
                                 (212) 310-8000


APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL
THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME
EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
===============================================================================

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.




                  SUBJECT TO COMPLETION, DATED OCTOBER 8, 1999

PROSPECTUS
                                 500,000 Shares

                          AK STEEL HOLDING CORPORATION

                                  Common Stock
                                 ---------------


                     This prospectus relates to the offer and sale from time to time by Credit Suisse First Boston Corporation of a total of 500,000 shares of common stock of AK Steel Holding Corporation. These shares were purchased by the seller from AK Steel in a private transaction on September 29, 1999. AK Steel will not receive any of the proceeds from the sale of the shares by the seller.

                     AK Steel's common stock is listed on the New York Stock Exchange under the symbol "AKS." On October 8, 1999, the last reported sale price of the common stock on the New York Stock Exchange Composite Tape was $16-3/4 per share.


                                 ---------------


                     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.














                                 ---------------



                The date of this prospectus is October __, 1999.

                                   OUR COMPANY

                     AK Steel is a leading integrated steel producer. We concentrate on the production of premium quality coated, cold rolled and hot rolled carbon steel primarily for sale to customers in the automotive, appliance, construction and manufacturing industries. We also cold roll and aluminum coat stainless steel for automotive industry customers.

                     On September 30, 1999, we acquired Armco Inc., a leading producer of stainless and electrical steels. The stainless and electrical steel industry is a relatively small but distinct segment of the overall steel industry that represented approximately 2% of domestic steel tonnage but accounted for approximately 14% of domestic steel revenues in 1998. Through its Sawhill Tubular division, Armco also manufactures a wide range of steel pipe and tubing products for use in the construction, industrial and plumbing markets. Armco also owns Douglas Dynamics, L.L.C., the largest North American manufacturer of snowplows for four-wheel drive light trucks, and an industrial park on the Houston Ship Channel.

                     Our executive offices are located at 703 Curtis Street, Middletown, Ohio 45043 and our telephone number is (513) 425-5000.

                            MARKET PRICE INFORMATION

                     On September 30, 1999, there were issued and outstanding approximately 60,088,605 shares of our common stock. On that date, approximately 41,607,000 additional shares were reserved for issuance to the former stockholders of Armco as a consequence of AK Steel's acquisition of Armco. The common stock is traded on the New York Stock Exchange under the symbol "AKS."

                     The table below shows, for the quarters indicated, the reported high and low trading prices of AK Steel's common stock on the New York Stock Exchange:

                                              Price Range
                                              -----------
                                    High                        Low
                                    ----                        ---
                                              ($ per share)
 1997
        First quarter               20-11/16                    17-1/2
        Second quarter              22-3/16                     17-3/4
        Third quarter               24-1/32                     20-9/16
        Fourth quarter              22-5/8                      16-1/8

  1998
         First quarter               21-5/8                       16-1/16
         Second quarter              22-3/16                      16-11/16
         Third quarter               18-7/8                       13-5/8
         Fourth quarter              23-3/4                       14-1/2

  1999
         First quarter               24-3/8                       19-11/16
         Second quarter              29-5/8                       22-1/8
         Third quarter               24-1/2                       16-5/8
         Fourth quarter              18-3/8                       16-5/16
            (through October 7, 1999)

                     Prices for 1997 have been adjusted to reflect a two-for-one stock split on November 17, 1997. On October 8, 1999, the last reported sale price of the common stock on the New York Stock Exchange Composite Tape was $16-3/4.



                                    DIVIDENDS

                     AK Steel has paid regular quarterly dividends on its common stock since November 1995. During 1999, a dividend of $0.125 per share was paid in February, May and August. The declaration and payment of cash dividends is subject to restrictions imposed by the instruments governing our outstanding senior debt. At September 30, 1999, we had adequate amounts available for the payment of cash dividends.



                              PLAN OF DISTRIBUTION

                     The seller of the shares is Credit Suisse First Boston Corporation. The seller purchased the shares for its own investment account directly from AK Steel in a private transaction shortly prior to the effectiveness of AK Steel's acquisition of Armco. The shares previously were held by AK Steel in its Treasury and were sold by AK Steel in order to facilitate the treatment of the Armco acquisition as a "pooling of interests" for accounting purposes.

                     The seller has advised AK Steel that it may offer the shares for sale from time to time on the New York Stock Exchange at prevailing market prices, or in privately negotiated transactions. The seller may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933 and any profits that it realizes from the sale of the shares may be deemed to be underwriting compensation. AK Steel has agreed to indemnify the seller against certain liabilities, including liabilities under the Securities Act of 1933. All expenses associated with the registration of the shares under the Securities Act are being borne by AK Steel.

                     Credit Suisse First Boston acted as financial advisor to AK Steel in connection with the acquisition of Armco. In addition, from time to time in the past Credit Suisse First Boston and its affiliates have provided financial services to AK Steel unrelated to the merger, for which it and its affiliates have received customary compensation. Those services have included acting as managing underwriter in public offerings of AK Steel's equity securities and as the principal initial purchaser in private offerings of AK Steel's debt securities.

                         WHERE TO FIND MORE INFORMATION

                     AK Steel files with the SEC, and, prior to its acquisition on September 30, 1999, Armco filed with the SEC, annual, quarterly and current reports, proxy statements and other information. You may read and copy reports, statements or other information filed by AK Steel and Armco at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. Copies of the SEC filings made by each of AK Steel and Armco also are available to the public from commercial document retrieval services and at the worldwide web site maintained by the SEC at "http://www.sec.gov."

                     AK Steel has filed a registration statement with the SEC with respect to the shares of common stock offered hereby. This prospectus is a part of that registration statement. However, as allowed by SEC rules, this document does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

                     The SEC allows AK Steel to "incorporate by reference" into this document information contained in another document that either it or Armco may have filed separately with the SEC and that is publicly available. The information so incorporated by reference is deemed to be part of this prospectus, except to the extent it has been superseded by information that appears in this prospectus. This prospectus incorporates by reference the documents set forth below that previously have been filed with the SEC. These documents contain important information about AK Steel and Armco and their finances.


                        AK Steel
                        SEC Filings
                     (File No. 1-13696)                               Period
                     ------------------                               ------

Annual Report on Form 10-K, as
  amended by Form 10-K/A..................................        Fiscal year ended December 31, 1998
Quarterly Report on Form 10-Q as
  amended by Form 10-Q/A.................................         Quarter ended March 31, 1999
Quarterly Report on Form 10-Q.............................        Quarter ended June 30, 1999
Current Reports on Form 8-K ..............................        Filed on October 6, 1999
                                                                  Filed on October 4, 1999
                                                                  Filed on September 23, 1999
                                                                  Filed on August 31, 1999
                                                                  Filed on July 20, 1999
                                                                  Filed on June 2, 1999
                                                                  Filed on May 24, 1999
                                                                  Filed on April 28, 1999
                                                                  Filed on April 15, 1999
                                                                  Filed on March 25, 1999
                                                                  Filed on February 17, 1999
                                                                  Filed on February 16, 1999
                                                                  Filed on February 3, 1999
Exhibit 1 to Form 8-A.....................................        Filed on February 5, 1996
Joint Proxy Statement/Prospectus,
  dated August 27, 1999...................................        Filed on August 27, 1999
Supplement to Joint Proxy Statement/
  Prospectus, dated September 22, 1999....................        Filed on September 22, 1999


               Armco SEC Filings
               (File No. 1-873-2)
               ------------------                                          Period
                                                                           ------
Annual Report on Form 10-K................................        Fiscal year ended December 31, 1998
Quarterly Report on Form 10-Q.............................        Quarter ended March 31, 1999
Quarterly Report on Form 10-Q.............................        Quarter ended June 30, 1999
Current Report on Form 8-K................................        Filed on September 23, 1999
                                                                  Filed on June 1, 1999

                     We are also incorporating by reference any additional documents that AK Steel may file with the SEC after the date of this Prospectus and completion of the sale of the shares offered hereby.

                     You may obtain, without charge, copies of documents incorporated by reference in this document by requesting them in writing or by telephone from:

                                           Alan H. McCoy
                                             Vice President, Public Affairs
                                           AK Steel Holding Corporation
                                           703 Curtis Street
                                           Middletown, OH 45043-0001
                                           (513) 425-2826

                                  LEGAL MATTERS

                     The validity of the shares offered by this prospectus have been passed upon by John G. Hritz, Executive Vice President and General Counsel of AK Steel.

                                     EXPERTS

                     The AK Steel consolidated financial statements incorporated in this prospectus by reference from AK Steel's Annual Report on Form 10-K for the year ended December 31, 1998 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                     The Armco consolidated financial statements incorporated in this prospectus by reference from Armco's Annual Report on Form 10-K for the year ended December 31, 1998 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

                     The following table sets forth the expenses expected to be incurred in connection with the issuance and distribution of the securities described in this Registration Statement, other than the underwriting discount. All amounts, except the SEC registration fees are estimated.

SEC registration fee..........................................       $ 2,372
Miscellaneous.................................................        20,000
                                                                      ------

       Total..................................................       $22,372
                                                                     =======

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

                     The Registrant is a Delaware corporation. Subsection (b)(7) of Section 102 of the Delaware General Corporation Law (the "DGCL") enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or
(iv) for any transaction from which a director derived an improper personal benefit. The Certificate of Incorporation of the Registrant has eliminated the personal liability of its directors to the fullest extent permitted by law.

                     Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director or officer acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided further that such director or officer has no reasonable cause to believe his conduct was unlawful.

                     Subsection (b) of Section 145 empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorney's fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such director or officer acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall have adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                     Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) or (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification and advancement of expenses provided for, by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

                     Article Eighth of the Certificate of Incorporation of the Registrant states that the corporation shall indemnify any person who was or is a party or is threatened to be made a party to, or testifies in, any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent or in any similar capacity of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the full extent permitted by law, and the corporation may adopt by-laws or enter into agreements with any such person for the purpose of providing such indemnification.

ITEM 16.  EXHIBITS

          Exhibit
          Number       Description of Exhibit
          ------       ----------------------

              2.1 Agreement and Plan of Merger, dated as of May 20, 1999, among Armco Inc, AK Steel Holding
                        Corporation and AK Steel Corporation
                        (incorporated by reference to Exhibit 2.1 to the Registrant's Current Report on Form 8-K filed on October 4, 1999).
              4.1 Certificate of Incorporation of the Registrant, as amended (incorporated herein by reference to Exhibit 3.1.1 to the Registrant's Current Report on Form 8-K, filed on May 27, 1998).
              4.2 By-laws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (Registration No. 33-74432)).
              4.3 Rights Agreement, dated as of January 23, 1996, between the Registrant and the Bank of New York as predecessor to the Fifth Third Bank, as Rights Agent, with respect to the Registrant's
                        Stockholder Rights Plan (incorporated herein by reference to Exhibit 1 to the Registrant's Registration Statement on Form 8-A, as filed on February 5, 1996).
              5.1 Opinion of John G. Hritz with respect to the validity of the securities (previously filed).
              23.1      Consent of Deloitte & Touche LLP (filed herewith).
              23.2      Consent of Deloitte & Touche LLP (filed herewith).
              23.3      Consent of John G. Hritz (included in Exhibit 5.1).
              24.1      Power of Attorney (previously filed).




ITEM 17.  UNDERTAKINGS

                     The Registrant hereby undertakes:

                     (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                               (i)   to include any prospectus required by
                     Section 10(a)(3) of the Securities Act of 1933;

                               (ii) to reflect in the prospectus any facts or
                     events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                               (iii) to include any material information with
                     respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(i) and (a) (ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that incorporated by reference in the registration statement;

                     (b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                     (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

                     (d) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 139a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                     (e) insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction on the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                     Pursuant to the requirements of the Securities Act of 1933, AK Holding has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Middletown, State of Ohio, on this 8th day of October, 1999.

                      AK STEEL HOLDING CORPORATION

                       By:       /s/ James L. Wainscott
                          ----------------------------------------------
                          Name:      James L. Wainscott
                          Title:     Vice President, Treasurer and Chief
                                     Financial Officer

                     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


                 Signature                                        Title                            Date
                 ---------                                        -----                            ----


                       *                        Chairman and Chief Executive Officer (Principal    October 8, 1999
--------------------------------------------
              Richard M. Wardrop                Executive Officer)

                       *                        Vice President, Treasurer and Chief Financial      October 8, 1999
---------------------------------------------
              James L. Wainscott                Officer (Principal Financial Officer)
                       *                        Controller (Principal Accounting Officer)          October 8, 1999
---------------------------------------------
               Donald B. Korade



                       *                                               Director                     October 8, 1999
--------------------------------------------
                   Allen Born


                       *                                               Director                     October 8, 1999
--------------------------------------------
                 John A. Georges


                       *                                               Director                     October 8, 1999
--------------------------------------------
                 Dr. Bonnie Hill



                      Name                                               Title                             Date
                      ----                                               -----                             ----
                       *                                               Director                         October 8, 1999
--------------------------------------------
                Robert H. Jenkins


                       *                                               Director                         October 8, 1999
--------------------------------------------
                Lawrence A. Leser


                       *                                                Director                        October 8, 1999
--------------------------------------------
                Robert E. Northam


                       *                                                Director                        October 8, 1999
--------------------------------------------
                   Cyrus Tang


                       *                                                Director                        October 8, 1999
--------------------------------------------
             James A. Thomson, Ph.D.

           * By: /s/ Donald B. Korade
                --------------------------
              Name:  Donald B. Korade
              Title: Controller


                                    EXHIBITS

                     The following is a complete list of Exhibits filed as part of this Amendment to the Registration Statement, which are incorporated herein.


               Exhibit
               Number       Description of Exhibit
               ------       ----------------------

              2.1 Agreement and Plan of Merger, dated as of May 20, 1999, among Armco Inc, AK Steel Holding
                        Corporation and AK Steel Corporation
                        (incorporated by reference to Exhibit 2.1 to the Registrant's Current Report on Form 8-K filed on October 4, 1999).
              4.1 Certificate of Incorporation of the Registrant, as amended (incorporated herein by reference to Exhibit 3.1.1 to the Registrant's Current Report on Form 8-K, filed on May 27, 1998).
              4.2 By-laws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (Registration No. 33-74432)).
              4.3 Rights Agreement, dated as of January 23, 1996, between the Registrant and the Bank of New York as predecessor to the Fifth Third Bank, as Rights Agent, with respect to the Registrant's
                        Stockholder Rights Plan (incorporated herein by reference to Exhibit 1 to the Registrant's Registration Statement on Form 8-A, as filed on February 5, 1996).
              5.1 Opinion of John G. Hritz with respect to the validity of the securities (previously filed).
              23.1      Consent of Deloitte & Touche LLP (filed herewith).
              23.2      Consent of Deloitte & Touche LLP (filed herewith).
              23.3      Consent of John G. Hritz (included in Exhibit 5.1).
              24.1      Power of Attorney (previously filed).